Exhibit 10.6
Execution Copy
SECOND AMENDMENT TO
MASTER REPURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 30, 2010, is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).
RECITALS:
     A. The Seller and the Buyers are parties to a Master Repurchase Agreement dated as of August 5, 2008, as amended by a First Amendment to Master Repurchase Agreement dated as of August 5, 2009 (the “Repurchase Agreement”).
     B. The Seller and the Buyers now desire to extend the term of the Repurchase Agreement to August 2, 2011, and to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
     In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:
     Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
     Section 2. Amendments. The Repurchase Agreement is hereby amended as follows:
     2.1 Definitions. Section 1.2 of the Repurchase Agreement is hereby amended as follows:
     (a) The definitions of “Conforming Mortgage Loan,” “Pre-FAS 133 Net Income,” “Pricing Rate,” “Qualifying Balances,” “Termination Date,” and “Wet Loan” are amended and restated in their respective entireties as follows:
     “Conforming Mortgage Loan” means a conventional first-priority Single-family Loan that is either (i) FHA insured, (ii) VA guaranteed, (iii) guaranteed or provided under the USDA Rural Development program, (iv) eligible for sale to an Approved Investor in conjunction with a state or municipal housing bond program, or (v) a conventional mortgage loan that fully conforms to all Agency underwriting and other requirements and excluding expanded criteria loans as defined under any Agency program.

     “Pre-FAS 133 Net Income” means the Seller’s after-tax consolidated income, calculated in accordance with GAAP but excluding the effect of the fair value adjustment for derivative instruments and mortgage loans held for sale.
     “Pricing Rate” means the LIBOR Rate (or, if applicable, under Section 6.7, the Alternate Base Rate) plus the LIBOR Margin or the Default Pricing Rate, as determined under this Agreement, provided that the Pricing Rate shall not be less than 4.50%.
     “Qualifying Balances” means, with respect to any Buyer, for any day, the sum of the collected balances in all identified non-interest bearing accounts of the Seller maintained with such Buyer less (a) amounts necessary to satisfy reserve and deposit requirements and (b) amounts required to compensate such Buyer for services rendered in accordance with such Buyer’s system of charges for services to similar accounts.
     “Termination Date” means the earlier of (i) August 2, 2011, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
     “Wet Loan” means a Purchased Loan originated and owned by the Seller immediately prior to being purchased by the Buyers:
     (a) that has been closed (funded) on the Business Day on which the Purchase Price is paid therefore, by a title agency or closing attorney, is fully funded and would qualify as an Eligible Loan except that some or all of its Basic Papers are in transit to, but have not yet been received by, the Custodian so as to satisfy all requirements to permit the Seller to sell it pursuant to this Agreement without restriction;
     (b) that the Seller reasonably expects to fully qualify as an Eligible Loan when the original Basic Papers have been received by the Custodian;
     (c) as to which the Seller actually and reasonably expects that such full qualification can and will be achieved on or before five (5) Business Days after the relevant Purchase Date;
     (d) for which the Seller has delivered to the Custodian a Mortgage Loan Transmission File on or before the Purchase Date, submission of which to the Custodian shall constitute the Seller’s certification to the Custodian, the Buyers and the Agent that a complete File as to such Purchased Loan, including the Basic Papers, exists and that such File is in the possession of either the title agent or closing attorney that closed such Purchased Loan, the Seller or that such File has been or will be shipped to the Custodian; and

     (e) as to which no portion of the principal amount has been or will be funded directly by any person other than the Seller and the Buyers.
Each Wet Loan that satisfies the foregoing requirements shall be an Eligible Loan subject to the condition subsequent of physical delivery of its Mortgage Note, Mortgage and all other Basic Papers, to the Custodian on or before five (5) Business Days after the relevant Purchase Date. Each Wet Loan sold by the Seller shall be irrevocably deemed purchased by the Buyers and shall automatically become a Purchased Loan effective on the date of the related Request/Confirmation, and the Seller shall take all steps necessary or appropriate to cause the sale to the Buyers and delivery to the Custodian of such Wet Loan and its Basic Papers to be completed, perfected and continued in all respects, including causing the original promissory note evidencing such Purchased Loan to be physically delivered to the Custodian within five (5) Business Days after the relevant Purchase Date, and, if requested by the Agent, to give written notice to any title agent, closing attorney or other Person in possession of the Basic Papers for such Purchased Loan of the Buyers’ purchase of such Purchased Loan. Upon the Custodian’s receipt of the Basic Papers relative to a Wet Loan such Purchased Loan shall no longer be considered a Wet Loan.
     (b) The definitions of “Balanced Funded Amount,” “Balance Funded Rate,” and “Balance Funded Segment,” are deleted in their respective entireties.
     (c) The following new definitions are added in the proper alphabetical order:
     “FHA Loans” means Mortgage Loans originated under the FHA single family mortgage insurance program.
     “FIRREA” means the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder.
     “HUD Compare Ratio” means the ratio of (a) the percentage of Seller’s Mortgage Loan originations under the FHA single family mortgage insurance program that defaulted in the first two years after origination to (b) the percentage of all Mortgage Loan originations under the FHA single family mortgage insurance program that defaulted in the first two years after origination, in each case nationally for all types of loans and periods of default, determined as set forth on HUD’s Neighborhood Watch/Early Warning System website (https://entp.hud.gov/sfnw/public/).
     2.2 Manner of Funding. Section 3.1 of the Repurchase Agreement is amended by adding the following new paragraph at the end thereof:
     Notwithstanding anything to the contrary in this Agreement, the Custody Agreement or any of the exhibits and schedules hereto or thereto, (a) Seller shall submit no more than four (4) Mortgage Transmission Files on any Business Day; provided, however, that during the last five (5) Business Days of each calendar month, Seller may submit additional Mortgage Transmission Files with prior approval from the Agent, and (b) in no event shall funds for the purchase of any Mortgage Loan be disbursed directly to the Seller; rather, (i) funds for the purchase of Mortgage Loans originated by any Seller shall be disbursed to the applicable title agent or attorney through which such Mortgage Loans are closed and (ii) funds for the purchase of Mortgage Loans that have been originated by a correspondent lender or any other third party shall be disbursed only to such originator and only if the Basic Papers delivered to the Custodian were accompanied by a bailee letter from the originator that included wire transfer instructions; provided, however, that Margin Excess may be remitted directly to Seller in accordance with Section 6.1(b).
     2.3 Pricing Rate. Section 5.1 of the Repurchase Agreement is amended by deleting the phrase “(except with respect to the Balance Funded Rate).”
     2.4 Balance Funded Rate. Sections 5.2, 5.3, 5.4, and 5.5 of the Repurchase Agreement are hereby amended and restated in their respective entireties as follows:
     5.2 [Reserved.]
     5.3 [Reserved.]
     5.4 [Reserved.]
     5.5 [Reserved.]
     2.5 Price Differential Payment Due Dates. Section 5.7 of the Repurchase Agreement is amended by deleting the phrases “(and including any Balance Deficiency Fee)” and “(and Balance Deficiency Fees).”
     2.6 Separate Agreements. Section 5.8 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
     5.8. Separate Agreements. Any Buyer and the Seller may by separate agreement agree to adjustments to such Buyer’s Price Differential based on Qualifying Balances. Any such Buyer shall promptly inform the Agent of the separate agreement (although the terms may remain confidential) and thereafter shall invoice the Seller separately for the Price Differential due pursuant to such separate agreement (and the Agent shall not invoice the Seller for Price Differential due such Buyer hereunder).
     2.7 Margin Deficit. The last sentence of Section 6.1(a) of the Repurchase Agreement is hereby amended to read as follows:
     “The Agent will recalculate the Purchase Value of all or a portion of the Purchased Loans (i) at the times it deems appropriate in its sole discretion and (ii) within one Business Day after receiving a reasonable request, in writing (which may be in the form of e-mail sent to the Agent), for such recalculation from the Required Buyers.”

     2.8 Provisions Relating to the LIBOR Rate. Section 6.7 of the Repurchase Agreement is amended by deleting the phrase “except for those Open Transactions or any new Transactions for which the Seller elects to apply the Balance Funded Rate pursuant to Section 5.2 of this Agreement.”
     2.9 Facility Fee; Non-Usage Fee. Section 9.1 of the Repurchase Agreement is amended and restated in its entirety as follows:
     9.1. Facility Fee; Non-Usage Fee. The Seller agrees to pay to the Agent (for Pro Rata distribution to the Buyers) a facility fee (the “Facility Fee”) in an amount equal to the sum of one quarter of one percent (0.25%) per annum of the Maximum Aggregate Commitment for the period from the Effective Date to the Termination Date, computed for each calendar month or portion thereof from the Effective Date until the date this Agreement terminates in accordance with its terms. If the average Aggregate Outstanding Purchase Price is less than 50% of the Maximum Aggregate Commitment for any month, the Seller further agrees to pay to the Agent (for pro rata distribution to the Buyers) a non-usage fee (the “Non-usage Fee”) in an amount determined by applying a rate of 0.25% per annum to the average daily amount by which the Maximum Aggregate Commitment exceeds the average Aggregate Outstanding Purchase Price, computed for each calendar month or portion thereof from the Effective Date to the date this Agreement terminates in accordance with its terms. The Facility Fee and the Non-Usage Fee shall be payable monthly in arrears and shall be due and payable no later than two (2) Business Days after the Agent bills the Seller therefor. If the Maximum Aggregate Commitment shall be increased or decreased from time to time either pursuant to a provision of this Agreement or by separate agreement between the Buyers and the Seller (excluding, however, any change occurring as a result of or following the occurrence of a Default or an Event of Default, in respect of which no adjustment of the Facility Fee and the Non-Usage Fee shall be required), the amount of the Facility Fee and the calculation of the Non-Usage Fee shall be adjusted as of the date of such change. The Facility Fee and the Non-Usage Fee are compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and are not compensation for the use or forbearance or detention of money. Each calculation by the Agent of the amount of the Facility Fee and the Non-Usage Fee shall be conclusive and binding absent manifest error.
     2.10 Compliance Certificate. Section 16.3(c) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
     (c) Chief Financial Officer’s Certificate. Together with each of the monthly and annual Financial Statements required by Section 16.3(a) and (b) above, a certificate of the Seller’s chief financial officer in the form of Exhibit C, among other things, (i) setting forth in reasonable detail all calculations necessary to show whether the Seller is in compliance with the requirements of Sections 17.12, 17.13, 17.14, 17.15, and 17.22 of this Agreement or, if the Seller is not in compliance, showing the extent of noncompliance and specifying the period of noncompliance and what actions the Seller proposes to take with respect thereto, and (ii) stating that the terms of this Agreement have been reviewed by such officer or under his or her supervision, that he or she has made or caused to be made under his or her supervision a review in reasonable detail of the transactions and the condition of the Seller during the accounting period covered by such Financial Statements and that such review does not disclose the existence during or at the end of such accounting period and that such chief financial officer does not have knowledge of the existence as of the date of such certificate of any Event of Default or Default or, if any Event of Default or Default existed or exists, specifying the nature and period of its existence and what action the Seller has taken, is taking, and proposes to take with respect to it.
     2.11 Other Reports.
     (a) The opening paragraph of Section 16.5 of the Repurchase Agreement is amended and restated in its entirety as follows:
     16.5. Other Reports. The Seller will promptly furnish to the Agent from time to time information regarding the business and affairs of the Seller, including the items listed below and such other information as the Agent may from time to time reasonably request. The Agent shall request (a) such information as it deems appropriate in its sole discretion and (b) information for which it receives a reasonable request, in writing (which may be in the form of e-mail sent to the Agent), from any Buyer, within one Business Day after receipt of such Buyer’s request therefor. Each report required must be signed by a duly authorized officer of the Seller, and the Agent and the Buyers will have no responsibility to verify or track any of the items referenced or conclusions stated in such reports or to verify the authority of its signer.
     (b) Section 16.5(c) of the Repurchase Agreement is amended and restated in its entirety as follows:
     (c) Upon request, a summary report of the Seller’s then-outstanding commitments to sell Mortgage Loans to investors, in substantially the form of Exhibit G.
     (c) Section 16.5 of the Repurchase Agreement is further amended by renumbering existing subsections (e) through (f) as subsections (f) through (g), respectively, and adding the following new subsection (d) thereto:
     (d) Upon request, a detail report showing for each Mortgage Loan, the type of Mortgage Loan, the principal balance, the coupon rate, the origination date, the Approved Investor and the price at which such Approved Investor has committed to purchase such Mortgage Loan.
     2.12 HUD Compare Ratio. The following new Section 17.22 is added to the Repurchase Agreement:
     17.22. HUD Compare Ratio. The HUD Compare Ratio, measured as of the last Business Day of each calendar month, shall not be more than 150%.

     2.13 Jumbo Loans. Schedule EL to the Repurchase Agreement is amended by amending and restating paragraph (7) thereof as follows:
     (7) In the case of a Jumbo Mortgage Loan, any of the following is true: (i) the loan to value ratio is greater than 80%, or the combined loan to value ratio is greater than or equal to 90%, (ii) the Customer’s FICO score is less than 680, (iii) the Jumbo Mortgage Loan is not fully documented as to income or asset values, (iv) the Jumbo Mortgage Loan is not eligible for purchase by two Approved Investors with short-term unsecured obligations rated not lower than A-1/P-1, which Approved Investors have granted Seller delegated authority to originate Jumbo Mortgage Loans, or (v) the Jumbo Mortgage Loan is not prior approved by an Approved Investor with short-term unsecured obligations rate not lower than A-1/P-1.
     2.14 Representations Regarding Purchased Loans. Section (w)(12) of Schedule 15.3 to the Repurchase Agreement is amended and restated in its entirety as follows:
     (12) are the subject of a Current Appraisal that complies with all applicable requirements of FIRREA of which the Seller has possession and which the Seller will make available to the Custodian on request, and the Seller has in its possession and will make available to the Custodian on request evidence of value and how it was determined; or, if any Purchased Loan is not the subject of such a Current Appraisal, (i) the Seller has received a Property Inspection Waiver finding from the applicable FNMA/FHLMC/FHA/VA automated underwriting program with respect to such Purchased Loan or (ii) such Purchased Loan is exempt from appraisal delivery requirements under FNMA/FHLMC/FHA/VA underwriting guidelines (e.g., eligible FHA streamlined refinance) and such Purchased Loan is eligible for purchase by an Approved Investor without a Current Appraisal.
     2.15 Compliance Certificate. Exhibit C to the Repurchase Agreement is hereby amended and restated in its entirety as set forth on Exhibit A to this Amendment.
     2.16 Summary Report. A new Exhibit G is added to the Repurchase Agreement in the form of Exhibit C hereto.
     2.17 Approved Investors. Schedule AI to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit B to this Amendment.
     Section 3. Representations, Warranties, Authority, No Adverse Claim.
     3.1 Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.

     3.2 Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.
     3.3 No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.
     Section 4. Conditions Precedent. The effectiveness of the amendments hereunder shall be subject to satisfaction of the following conditions precedent:
     4.1 The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:
     (a) this Amendment duly executed by the Seller, the Agent, and the Buyers;
     (b) a Reaffirmation of Subordination Agreement, in form and substance satisfactory to the Agent, duly executed by NVR Funding III, Inc.;
     (c) a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on August 5, 2008; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and
     (d) such other documents as the Agent reasonably requests.
     4.2 The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.
     Section 5. Miscellaneous.
     5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
     5.2 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
     5.3 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
     5.4 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
     5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.
     5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     5.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     5.8 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of This Page Intentionally Left Blank]

     In witness whereof the parties have caused this Amendment to be executed as of the date first written above.

NVR MORTGAGE FINANCE, INC., as Seller

By: Name:	/s/ Robert A. Goethe Robert A. Goethe
Title:	President

U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Buyer

By: Name:	/s/ Kathleen Connor Kathleen Connor
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Buyer

By: Name:	/s/ William Soo William Soo
Title:	Vice President

COMERICA BANK,
as a Buyer

By: Name:	/s/ Heather D. Slapak Heather D. Slapak
Title:	Vice President
Signature Page to Second Amendment to Master Repurchase Agreement

EXHIBIT A TO
SECOND AMENDMENT TO MASTER
REPURCHASE AGREEMENT
EXHIBIT C
TO MASTER REPURCHASE AGREEMENT
FORM OF OFFICER’S CERTIFICATE WITH COMPUTATIONS
TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH
CERTAIN FINANCIAL COVENANTS
OFFICER’S CERTIFICATE
AGENT: U.S. Bank National Association
SELLER: NVR MORTGAGE FINANCE, INC.
SUBJECT PERIOD:                      ended                      , 20___
DATE:                     , 20___
     This certificate is delivered to the Agent and the Buyers under the Master Repurchase Agreement dated as of August 5, 2008 (as supplemented, amended, or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Agent, and the Buyers from time to time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.
     The undersigned certifies to the Agent that on the date of this certificate:
     1. The undersigned is an incumbent officer of the Seller, holding the title stated below the undersigned’s signature below.
     2. The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP (except that interim Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim Financial Statements) present fairly the Seller’s financial condition and results of operations as of _________for that month (the “Subject Period”) and for the year to that date.
     3. The undersigned supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:
     (a) except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;

Ex A-1

     (b) no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;
     (c) the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;
     (d) no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before becoming an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and
     (e) compliance by the Seller with the financial covenants in Sections 17.12, 17.13, 17.14, 17.15, and 17.22 of the Current Repurchase Agreement is accurately calculated on the attached Annex A.

NVR MORTGAGE FINANCE, INC.

By:
Name:
Title:

Ex A-2

ANNEX A TO OFFICER’S CERTIFICATE
     1. Describe changes to representations and warranties, if any — clause 3(a) of attached Officer’s Certificate; if none, so state:
     2. Describe deviations from compliance with obligations, if any — clause 3(c) of attached Officer’s Certificate; if none, so state:
     2. Describe Defaults or Events of Default, if any — clause 3(d) of attached Officer’s Certificate; if none, so state:
     3. Calculate compliance with covenants in Sections 17.12, 17.13, 17.14, 17.15, and 17.22 of the Current Repurchase Agreement — clause 3(e) of attached Officer’s Certificate:
(a) Section 17.12. The Seller’s Adjusted Tangible Net Worth as of                      is $                     (the minimum under Section 17.12 is $14,000,000).
Adjusted Tangible Net Worth

Consolidated Assets:	$

Minus Debt (excluding Qualified Subordinated Debt):	$

Minus Contingent Indebtedness:	$

Minus Intangible Assets:	$

ADJUSTED TANGIBLE NET WORTH:	$

     (b) Section 17.13. The ratio of Seller’s to Total Liabilities to Adjusted Tangible Net Worth on a consolidated basis with its Subsidiaries, measured monthly, is                      to 1.0 (the maximum ratio under Section 17.13 is 10.0:1.0).

Ex A-3

Leverage Ratio

Total Liabilities (excluding Qualified Subordinated Debt):	$

Adjusted Tangible Net Worth:	$

LEVERAGE RATIO:		To 1.0
(c) Section 17.14. The Seller’s Pre-FAS 133 Net Income measured at the end of ___for the twelve consecutive months then ended is $___(the minimum under Section 17.14 is $2,000,000).
Pre-FAS 133 Net Income

Consolidated Net Income (in accordance with GAAP):	$

Plus/Minus FAS-133 Adjustment (calculated as of the end of the most recent fiscal quarter)	$

Plus/Minus Tax Adjustment	$

PRE-FAS 133 NET INCOME:	$

(d) Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Maximum Aggregate Commitment), for the month ended                     , 20                    , was $                     (the minimum under Section 17.15 is $7,500,000).
Liquidity

Unencumbered cash and cash equivalents:	$

Plus Unused availability against Purchased Loans (Purchase Value — Purchase Price):	$

LIQUIDITY:	$

Ex A-4

(d) Section 17.22. The Seller’s HUD Compare Ratio, as of the last Business Day of the period covered by this certificate, was ___% (the maximum under Section 17.22 is 150%).
HUD Compare Ratio

Ratio (expressed as a percentage) of

percentage of Seller’s Mortgage Loan originations under the FHA single family mortgage insurance program that defaulted in the first two years after origination	%

to

percentage of all Mortgage Loan originations under the FHA single family mortgage insurance program that defaulted in the first two years after origination	%

HUD COMPARE RATIO:	%
4. Describe and give details regarding (i) notices received by Seller requesting or demanding that Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as per Section 16.5(b), and (ii) actual repurchase and indemnity payments made by Seller to any Person. (attach schedule or explanation).

Ex A-5

EXHIBIT B TO
SECOND AMENDMENT TO MASTER
REPURCHASE AGREEMENT
SCHEDULE AI
TO MASTER REPURCHASE AGREEMENT
Approved Investors List
as of 4/1/2010

	S&P	Moody’s
	CP	CP	Related Parent
Investor	Rating	Rating	Company	Product Approval
Ally Bank	C	NP	Residential Capital, LLC (ResCap)	Conforming
Astoria Federal Savings and Loan	A-2	P-1		Conforming/40-Year[1]
Bank of America	A-1+	P-1		Conforming/40-Year/Jumbo
Chase Manhattan Mortgage Corporation	A-1+	P-1	JPMorgan Chase Bank, N.A.	Conforming/40-Year/Jumbo
Citimortgage, Inc.	A-1	P-1	Citigroup, Inc.	Conforming/40-Year/Jumbo
Dollar Bank, FSB	N/A	N/A		Conforming
Federal Home Loan Mortgage Corp. (Freddie Mac)	A-1+	P-1		Conforming/40-Year/Jumbo
Federal National Mortgage Assoc. (Fannie Mae)	A-1+	P-1		Conforming40-Year/Jumbo
Government National Mortgage Assoc.	N/A	N/A		Conforming
Greenwich Capital	A-1+	P-1	Greenwich Capital Holdings, Inc.	Conforming/40-Year/Jumbo
JPMorgan Chase Bank	A-1+	P-1		Conforming/40-Year/Jumbo
Lake Michigan Credit Union	N/A	N/A	Lake Michigan Financial Group Inc.	Conforming
SunTrust Mortgage, Inc.	A-1	P-1	Suntrust Banks, Inc.	Conforming/40-Year/Jumbo
Wells Fargo Home Mortgage	A-1+	P-1	Wells Fargo Bank, N.A.	Conforming/40-Year/Jumbo
Housing Agencies
Housing Opportunities Commission	N/A	N/A		Conforming/40-Year
Maryland Community Development	N/A	N/A		Conforming/40-Year
Michigan Housing Finance	N/A	N/A		Conforming/40-Year
New Jersey Housing Finance	N/A	N/A		Conforming/40-Year
North Carolina Housing Finance	N/A	N/A		Conforming/40-Year
Pennsylvania Housing Finance	N/A	N/A		Conforming/40-Year
South Carolina Housing Finance	N/A	N/A		Conforming/40-Year
State of New York Mortgage Agency	N/A	N/A		Conforming/40-Year
Tennessee Housing Finance	N/A	N/A		Conforming/40-Year
Virginia Housing Finance	N/A	N/A		Conforming/40-Year
West Virginia Housing Finance	N/A	N/A		Conforming/40-Year
Delaware State Housing Authority	N/A	N/A		Conforming/40-Year
Kentucky Housing Corp.	N/A	N/A		Conforming/40-Year
Ohio Housing Finance Agency	N/A	N/A		Conforming/40-Year
Indiana Housing & Community Development Authority	N/A	N/A		Conforming/40-Year
All additional state funded bond programs	N/A	N/A		Conforming/40-Year

[1]	“40-Year” indicates Agency Eligible Forty Year Loans

Ex B-1

EXHIBIT C TO
SECOND AMENDMENT TO MASTER
REPURCHASE AGREEMENT
EXHIBIT G
TO REPURCHASE AGREEMENT
TRADE INVENTORY

Commitment ID	Trade Date	Coupon Rate	Price	Dealer	Trade Description	Mandatory / Standby	Trade Amount	Unfilled Amount	Settlement Date	Gain / Loss

Ex C-1